UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 11, 2006

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KRISPY KREME DOUGHNUTS, INC.
(Exact name of registrant as specified in its charter)

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North Carolina	001-16485	56-2169715
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

370 Knollwood Street, Winston-Salem, North Carolina 27103
(Address of principal executive offices)

Registrant’s telephone number, including area code: (336) 725-2981

Not Applicable
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 11, 2006, Krispy Kreme Doughnuts, Inc. (the “Company”) and Krispy Kreme Doughnut Corporation (“KKDC” and, together with the Company, “Krispy Kreme”), a wholly-owned subsidiary of the Company, entered into a contractor services agreement (the “Contractor Services Agreement”), effective September 11, 2006, with Charles A. Blixt in connection with the appointment of Mr. Blixt as the Company’s new General Counsel on an interim basis.

The Contractor Services Agreement provides that, within five business days following the execution of the Contractor Services Agreement, Krispy Kreme will pay Mr. Blixt $30,000. In addition, during the term of the Contractor Services Agreement, Krispy Kreme will pay Mr. Blixt at the monthly rate of $27,750. As soon as practicable following the execution of the Contractor Services Agreement, the Company will grant Mr. Blixt 6,000 restricted shares of the Company’s common stock and, during the term of the Contractor Services Agreement, will grant an additional 6,000 restricted shares of the Company common stock to Mr. Blixt every three months. Each of Krispy Kreme and Mr. Blixt shall have the right to terminate the Contractor Services Agreement at any time and for any reason with 30 days prior written notice.

A copy of the Contractor Services Agreement is attached hereto as Exhibit 10.1 and the information contained in the Contractor Services Agreement is incorporated into this Item 1.01 by reference.

Item 5.02     Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(c)  On September 11, 2006, Charles A. Blixt, age 55, was appointed as the Company’s new General Counsel on an interim basis. On September 12, 2006, the Company issued a press release announcing the appointment of Mr. Blixt.

Mr. Blixt was most recently Executive Vice President and General Counsel of Reynolds American Inc., a company formed in 2004 by the merger of R.J. Reynolds Tobacco Holdings and Brown & Williamson Tobacco Corporation’s U.S. operations. He negotiated and implemented the merger and then served as Chief Legal Officer of Reynolds American for the past two years. Before the merger, Mr. Blixt worked for more than 20 years in various legal positions for R.J. Reynolds. From 1995 to 2004, he was Executive Vice President and General Counsel, serving as the company’s Chief Legal Officer and managing all aspects of its legal affairs. Before joining R.J. Reynolds, Mr. Blixt held corporate legal positions at Caterpillar Tractor Company and Fiat-Allis Construction Machinery, and worked as an attorney in private practice in Illinois and Michigan. Mr. Blixt has served as a member of the Board of Directors of Targacept, Inc., a clinical-stage biopharmaceutical company, since August 2000.

A copy of the press release is attached hereto as Exhibit 99.1, and the information contained in the press release is incorporated in this Item 5.02(c) by reference.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed herewith:

Exhibit No.	Description
10.1	Contractor Services Agreement, effective September 11, 2006, between Krispy Kreme Doughnuts, Inc., Krispy Kreme Doughnut Corporation and Charles A. Blixt
99.1	Press Release (“Krispy Kreme Appoints Charles A. Blixt As General Counsel”) dated September 12, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

KRISPY KREME DOUGHNUTS, INC.
Dated: September 14, 2006
By: /s/ Michael C. Phalen

Michael C. Phalen
Chief Financial Officer